Exhibit 99.2

 Q3 2022 Earnings  October 27, 2022

 These materials include forward-looking statements including, but not limited to, statements about management’s plan and goals. Any statements in these materials that are not statements of historical facts are forward-looking statements. When used in these materials, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements. The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in these materials and in oral statements made by our authorized officers: the effects of general economic conditions, including a decline in demand for fuel, travel related services, or healthcare related services, and payment and transaction processing activity; the impact of the level of, and fluctuations in, fuel prices and fuel spreads, including the resulting impact on the Company’s revenues and net income; the impact and size of credit losses, including losses attributable to fraud; breaches of, or other issues with, the Company’s technology systems or those of its third-party service providers and any resulting negative impact on its reputation, liabilities or relationships with customers or merchants; the actions of regulatory bodies, including banking and securities regulators, and the Company’s and its industrial bank’s responses thereto, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the failure to maintain or renew key customer and partner agreements and relationships, or to maintain volumes under such agreements; the failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; changes in interest rates and the rate of inflation; the failure to comply with the Treasury Regulations applicable to non-bank custodians; the extent to which the COVID-19 pandemic, including emergence of new variants, and measures taken in response thereto impact the Company’s employees, business, results of operations and financial condition in excess of current expectations, particularly with respect to demand for worldwide travel; the ability to attract and retain employees; limitations on or compression of interchange fees; the effects of the Company’s business expansion and acquisition efforts; the failure of corporate investments to result in anticipated strategic value; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to realize anticipated synergies and cost savings from the Company’s acquisitions; the impact of changes to the Company’s credit standards; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; the impact of the Company’s debt instruments on the Company’s operations; the impact of leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of the Company’s outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to the Company’s stockholders caused by the issuance of additional shares of common stock or equity-linked securities, whether as result of the Company’s convertible notes or otherwise; the impact of the transition from LIBOR as a global benchmark to a replacement rate; the incurrence of impairment charges if the Company’s assessment of the fair value of certain of its reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 1, 2022. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of the initial filing of these materials and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  Non-GAAP Information:  For additional important information and disclosure regarding our use of non-GAAP metrics, specifically, adjusted net income, please see our most recent earnings release issued on October 27, 2022. See the Appendix to this presentation for an explanation and reconciliation of (i) GAAP operating income to non-GAAP total segment adjusted operating income, (ii) GAAP operating income to non-GAAP adjusted operating income to GAAP operating income, (iii) non-GAAP adjusted net income attributable to shareholders (or "adjusted net income" or “ANI”) to GAAP net income attributable to shareholders and (iv) ANI per diluted share to GAAP net income per diluted share.  Note:   The Company rounds amounts in the consolidated financial statements to thousands and calculates all percentages and per-share data from underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate exactly based on reported numbers due to rounding.  Forward Looking Statements  3Q22

 Quarter Highlights  $616.1M  Revenue  Percent change from prior year quarter  +28%  $3.51  Adjusted Net Income Per Diluted Share  Percent change from prior year quarter  +43%  Delivered record quarterly revenue  Full year revenue and adjusted net income guidance at midpoint above long term targets  Amended share repurchase program to increase total authorization to $650M  Executed $225M of share repurchases year to date, including $75M in Q4 under the current amended plan  Increase to Q4 2022 and full year 2022 guidance  Established new partnerships with McPherson and AEG and renewed NFI  Key Takeaways

 Build for small business  Capital   allocation  Resiliency in our model  Flume enables WEX to expand wallet share targeting our 450,000 small fleet customers  Product promoted from beta to full production in Q3  SaaS fee model as primary revenue model  Opportunistically return capital  $225M in shares repurchased in 2022  Current share repurchase authorization increased by $500M to $650M  Will continue to manage capital allocation between organic investment, M&A and share repurchases  HSA deposits buffer against interest rate movements   Consistently focused on bottom line efficiency, with $100M in 2024YE run rate efficiencies currently being pursued  80%+ of revenue recurring in nature  Topic updates  Deepen customer share of wallet  Early success expanding product set usage in the OTR segment contributing $7M in quarterly revenue  Built qualified lead database

 Q3 2022   Financial Results

 Company Results  (In thousands except per share data)  3Q22  3Q21  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $616,129  $482,764  $133,365   28 %  Net (loss) income attributable to shareholders  $(44,145)  $48,318  $(92,463)  NM  Net (loss) income attributable to shareholders per diluted share  $(1.00)  $1.07  $(2.07)  NM  Adjusted net income attributable to shareholders  $157,753  $111,116  $46,637   42 %  Adjusted net income attributable to shareholders per diluted share  $3.51  $2.45  $1.06   43 %  NM = Not meaningful

 7  Fleet   Solutions  Travel & Corporate Solutions  Health & Employee Benefit Solutions  WEX  Revenue and Adjusted Operating Income Margin by Segment  32%  25%  18%  28%  * Slides 13 and 14 in the Appendix show a comparable revenue presentation for periods prior to Q4 2021 as if the revenue for one customer was presented on a net basis.  On a comparable basis, revenue growth in Q3 was 47% *  3Q22

 Cash flow and balance sheet  1 Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company’s Amended and Restated Credit Agreement as filed with the SEC  Please see appendix for a reconciliation of GAAP operating cash flow to adjusted free cash flow.  Corporate cash1 balance was approximately $129 million  Borrowing capacity of $811 million on credit facility  Adjusted Free Cash Flow, Q3 YTD  ($ Millions)  Cashbalance  ($ Millions)  Leverageratio  Leverage ratio, as defined in the credit agreement, well within long term range of 2.5-3.5X  Adjusted free cash flow, a non-GAAP measure, is defined as GAAP operating cash flow adjusted for changes in restricted cash (generally customer cash), changes in deposits and investments at WEX Bank (operational in nature), and capex

Updated Guidance

	Q4 2022 Outlook	% Change YoY	FY 2022 Outlook	% Change YoY	Change vs Prior FY Guidance at Midpoint
Revenue (in millions)	**$570 - $580**	**15% - 17%**	**$2,302 - $2,312**	**24% - 25%**	**$42**
Adjusted Net Income per Diluted Share [1]	**$3.15- $3.25**	**22% - 26%**	**$13.24 - $13.34**	**45% - 46%**	**$0.12**
Assumed Average Domestic Fuel Price ($/Gallon)	$4.00	17%	$4.38	41%	$0.02
Fleet Credit Loss (Basis Points)	23 - 28		24 - 25		
Assumed Number of Diluted Shares Outstanding	45.7 million		46.3 million		

1 The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, changes in fair value of contingent consideration, acquisition related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, impairment charges, debt restructuring and debt issuance cost amortization, adjustments attributable to our non-controlling interests and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including but not limited to, foreign currency exchange rates, unrealized gains and losses on financial instruments, and acquisition and divestiture related items, which may have a significant impact on our financial results.

3Q22 | wex

9

 Guidance Assumptions  Exchange rates are as of the end of September 2022  Domestic fuel prices estimated at $4.00 per gallon for the fourth quarter and $4.38 for the full year, based on NYMEX futures price from week of October 17, 2022.   Adjusted net income tax rate is expected to be between 25.0% and 26.0% for the fourth quarter and the full year  Approximately 45.7 million weighted average shares outstanding in Q4, including the assumption that the share count will continue to include 1.6 million shares associated with the convertible notes.   As a result of including shares related to the convertible notes, approximately $3.8 million of interest expense each quarter, net of tax, will be added back to net income to calculate ANI per diluted share.  3Q22

 Appendix

Key Performance Indicators

(In thousands unless otherwise noted)	3Q22	3Q21	$ Δ Yr/Yr	% Δ Yr/Yr
Fleet segment				
Total Volume ($)*	25,385,822	17,082,795	8,303,027	49 %
Payment Processing Transactions	145,257	134,029	11,228	8 %
Payment processing $ of fuel	17,205,436	11,907,220	5,298,216	44 %
Net Payment Processing Rate (%)	1.10 %	1.09 %	1 bps	1 %
Average US Fuel Price ($/gallon)	4.54	3.23	1.31	41 %
Net Late Fee Rate (%)	0.48 %	0.45 %	3 bps	7 %
Travel and Corporate Solutions segment				
Total Volume ($)*	29,508,351	21,213,596	8,294,755	39 %
Purchase Volume ($)	20,656,953	12,799,555	7,857,398	61 %
Net Interchange Rate (%)	0.49 %	0.62 %	-13 bps	(21) %
Health and Employee Benefit Solutions Segment				
Total Volume ($)*	2,634,023	2,420,733	213,290	9 %
Purchase Volume ($)	1,350,466	1,173,913	176,553	15 %
Average Number of SaaS Accounts	18,196	16,912	1,284	8 %

* Total Volume includes purchases on WEX issued accounts as well as purchases issued by others, but using the WEX platform.

3Q22 | wex
12

 Travel and Corporate Solutions Segment Revenue, Margin, Volume and Net Interchange Rate - Adjusted  Key Takeaways  For comparative purposes, graphs show revenue, net interchange rate and adjusted operating income margin in all periods as if a specific customer contract was reported on a net basis to reflect accounting change implemented in Q4 2021  Segment adjusted operating income margin in Q3 2022 was 52.9% up from 34.1% a year ago or 40.0% on a comparable basis for the change noted above  Segment revenue increased significantly with the rebound in global travel volumes and strong growth in corporate payments volume  Q3 2022 increase in adjusted operating income margin due primarily to revenue increases and synergy benefits from eNett / Optal acquisition   3Q22

Impacts of Amended Contract on Travel and Corporate Solutions Segment

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Reported:					
Volume	$ 12,799,555	$ 10,916,015	$ 11,809,450	$ 17,119,962	$ 20,656,953
Net interchange rate**	0.62 %	0.63 %	0.55 %	0.52 %	0.49 %
Revenue	$ 91,002	$ 81,512	$ 77,251	$ 100,410	$ 113,975
Adjusted operating expenses	$ 59,945	$ 49,881	$ 48,921	$ 49,394	$ 53,686
Adjusted operating income	$ 31,057	$ 31,631	$ 28,330	$ 51,016	$ 60,289
% margin**	34.1 %	38.8 %	36.7 %	50.8 %	52.9 %

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Adjusted:					
Volume	$ 12,799,555	$ 10,916,015	$ 11,809,450	$ 17,119,962	$ 20,656,953
Net interchange rate**	0.52 %	0.63 %	0.55 %	0.52 %	0.49 %
Revenue	$ 77,713	$ 81,512	$ 77,251	$ 100,410	$ 113,975
Adjusted operating expenses	$ 46,656	$ 49,881	$ 48,921	$ 49,394	$ 53,686
Adjusted operating income	$ 31,057	$ 31,631	$ 28,330	$ 51,016	$ 60,289
% margin**	40.0 %	38.8 %	36.7 %	50.8 %	52.9 %

** Accounting presentation changed in Q4 2021 from gross revenue recognition to net, with a corresponding change in sales and marketing costs for one significant customer. This table reflects the contract calculated under both accounting presentations. To make the adjusted calculation, the following numbers, which represent the effect of the accounting presentation change, were subtracted from both the Revenue and Adjusted operating expenses line items in the Reported table to arrive at the numbers in the same line items on the Adjusted table: $13,289 in Q3 2021.

Key Takeaways

- Accounting presentation changed in Q4 2021 from gross revenue recognition to net, with a corresponding change in sales and marketing costs for one significant customer
- There is no impact on earnings from this change

3Q22 | wex 14

Non-GAAP Reconciliation  Reconciliation of GAAP Operating Income to Total Segment Adjusted Operating Income and Adjusted Operating Income  Three months ended September 30,  In thousands   2022  2021  Operating income  $ 21,288   $ 100,822   Unallocated corporate expenses   23,918    20,977   Acquisition-related intangible amortization    42,486    46,965   Other acquisition and divestiture related items   4,142    7,012   Impairment charges   136,486    —   Stock-based compensation   27,873    22,166   Other costs   8,806    1,711   Debt restructuring costs   72    120   Total segment adjusted operating income  $ 265,071   $ 199,773   Unallocated corporate expenses   (23,918)   (20,977)  Adjusted operating income  $ 241,153   $ 178,796   3Q22

 Non-GAAP Reconciliation  Reconciliation of GAAP Net (Loss) Income to Adjusted Net Income and Adjusted Net Income per Share  Three Months Ended September 30,  2022  2021  In thousands except per diluted share data  per diluted share  per diluted share  Net (loss) income attributable to shareholders  $ (44,145)  $ (1.00)  $ 48,318   $ 1.07   Unrealized gain on financial instruments   (23,540)   (0.53)   (6,424)   (0.14)  Net foreign currency loss   23,445    0.53    9,962    0.22   Change in fair value of contingent consideration   30,300    0.69    (2,800)   (0.06)  Acquisition–related intangible amortization   42,486    0.96    46,965    1.04   Other acquisition and divestiture related items   4,142    0.09    3,395    0.07   Stock–based compensation   27,873    0.63    22,166    0.49   Other costs   8,806    0.20    1,711    0.04   Impairment charges   136,486    3.09    —    —   Debt restructuring and debt issuance cost amortization   4,704    0.11    2,879    0.06   ANI adjustments attributable to non–controlling interests   —    —    2,848    0.06   Tax related items   (52,804)   (1.19)   (17,904)   (0.40)  Dilutive impact of stock awards1   —    (0.02)   —    —   Dilutive impact of convertible debt2   —    (0.05)   —    —   Adjusted net income attributable to shareholders  $ 157,753   $ 3.51   $ 111,116   $ 2.45   1 As the Company reported a net loss for the three months ended September 30, 2022 under U.S. Generally Accepted Accounting Principles (“GAAP”), the diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income attributable to shareholders (versus a loss on a GAAP basis) for the three months ended September 30, 2022. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding to arrive at adjusted per share data.  2 During the quarter ended September 30, 2022, the dilutive impact of convertible notes has been calculated under the 'if-converted' method in accordance with GAAP. Under such method, $3.8 million of interest expense associated with our convertible notes, net of tax, was added back to adjusted net income for the three months ended September 30, 2022 and approximately 1.6 million shares of the Company’s common stock associated with the assumed conversion of the convertible notes as of the beginning of the period were included in the calculation of adjusted net income per diluted share, as the effect of including such adjustments was dilutive.  3Q22

 The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, changes in fair value of contingent consideration, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, impairment charges, other costs, debt restructuring and debt issuance cost amortization, adjustments attributable to our non-controlling interests and certain tax related items.   The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, debt restructuring costs and impairment charges. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.  Although adjusted net income, adjusted operating income and total segment adjusted operating income are not calculated in accordance with GAAP, these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers these measures integral because they exclude the above specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because:   Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.  Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations.   The change in fair value of contingent consideration, which is related to the acquisition of certain contractual rights to serve as custodian or sub-custodian to health savings accounts, is dependent upon changes in future interest rate assumptions and has no significant impact on the ongoing operations of the Company. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.  The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration-related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses on divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry.   Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  Impairment charges represent non-cash asset write-offs, which do not reflect recurring costs that would be relevant to the Company’s continuing operations. The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in its industry;  We exclude certain other costs when evaluating our continuing business performance when such items are not consistently occurring and do not reflect expected future operating expense, nor provide insight into the fundamentals of current or past operations of our business. These include non-recurring professional service costs, costs related to certain identified initiatives (including technology initiatives) to further streamline the business, improve the Company's efficiency, create synergies and globalize the Company's operations, all with an objective to improve scale and efficiency and increase profitability going forward. For the nine months ended September 30, 2021, other costs additionally include a penalty incurred on a vendor contract termination.  Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.  The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest, have no significant impact on the ongoing operations of the business.   The tax related items are the difference between the Company’s GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s GAAP tax provision.   The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment.   For the same reasons, WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may also be useful to investors when evaluating the Company's performance. However, because adjusted net income, adjusted operating income and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.   Non-GAAP Reconciliation  3Q22

 Reconciliation of GAAP Operating Cash Flow to Adjusted Free Cash Flow  The Company’s non-GAAP adjusted free cash flow is calculated as cash generated from operations, excluding the change in restricted cash payable, less net purchases (maturities) of available-for-sale debt securities and capital expenditures plus the change in net deposits. Although non-GAAP adjusted free cash flow is not calculated in accordance with GAAP, we feel adjusted free cash flow is a useful measure because: Adjusted free cash flow indicates the level of cash generated by the operations of the business after appropriate reinvestment for recurring investments in property, equipment and capitalized software that are required to operate the business; the activity in restricted cash payable is not able to be used by the Company for general corporate purposes; changes in net deposits occur on a daily basis as a regular part of operations and available for sale investments are made as a result of deposits gathered operationally. We believe this is a useful measure for investors to further evaluate the results of operations. However, because adjusted free cash flow is a non-GAAP measure, it should not be considered as a substitute for, or superior to, operating cash flow as determined in accordance with GAAP. In addition, adjusted free cash flow as used by WEX may not be comparable to similarly titled measures employed by other companies. Refer to our reconciliation below for our calculation of adjusted free cash flow for the nine months ended September 30, 2022 and 2021.   Nine Months ended   September 30,  2022  2021  Operating cash flow, as reported  $ 456,644   $ (10,355)  Excluding:   (Increases) decreases in restricted cash payable   (350,079)   (148,925)  Adjusted for certain investing and financing activities:   Increases (decreases) in net deposits   960,551    558,042    Less: Purchases of available-for-sale debt securities, net of sales and maturities   (584,810)   —    Less: Capital expenditures   (75,476)   (55,484)  Adjusted free cash flow   406,830    343,278   Non-GAAP Reconciliation  3Q22